Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TRIBUNE MEDIA COMPANY 435 N. MICHIGAN AVENUE CHICAGO, IL 60611 ATTN: CORPORATE SECRETARY VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E30424-S59138 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CLASS A SHAREHOLDERS TRIBUNE MEDIA COMPANY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. Approval of the Merger Agreement: To consider and vote on a proposal to approve and adopt the agreement and plan of merger, dated as of May 8, 2017 (the “Merger Agreement”), by and among Tribune Media Company (“Tribune”) and Sinclair Broadcast Group, Inc., and following the execution and delivery of a joinder, Samson Merger Sub Inc., and the transactions contemplated by the Merger Agreement. ! ! ! 2. Advisory Vote Regarding Merger Related Named Executive Officer Compensation: To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Tribune's named executive officers in connection with the consummation of the merger contemplated by the Merger Agreement. ! ! ! 3. Approval of Special Meeting: To consider and vote on a proposal to adjourn the Tribune special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Merger Agreement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

E30425-S59138 CLASS A PROXY TRIBUNE MEDIA COMPANY Special Meeting of Shareholders , 2017 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) , as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of TRIBUNE MEDIA COMPANY that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at on , 2017 at , and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side V.1.1